UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 12, 2015
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________

Delaware (State or other jurisdiction of incorporation)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2015 (the “Effective Date”), Timberline Resources Corporation (the “Company”, “Timberline” or the “Registrant”) entered into a property option agreement (the “Option Agreement”) by and among the Company and Talapoosa Development Corp., as buyers, and American Gold Capital US Inc., Gunpoint Exploration US Ltd. and Gunpoint Exploration Ltd. (“Gunpoint”), as sellers, pursuant to which the sellers granted the Company an exclusive and irrevocable option (the “Option”) to purchase a 100% interest in and to the sellers’ Talapoosa project (the “Project”).  Pursuant to the Option Agreement, the Company has the right to exercise the option at any time beginning on the Initial Closing Date (as defined in the Option Agreement, currently anticipated to be March 27, 2015) and ending within thirty (30) months of the Effective Date, unless sooner terminated, or until the earlier exercise of the Option (“Option Period”).  Pursuant to the Option Agreement, the Company has the right to exercise the Option at any time.  The Company has agreed to use its reasonable efforts to complete a feasibility study on the Project during the Option Period, but completion of the feasibility study is not a condition to the Company’s right to exercise the Option; provided however, that if during the Option Period the Company determines not to exercise the Option or not to work towards the completion of a feasibility study, the Option will terminate and the Project will revert back to sellers.

As consideration for the Option, the Company agreed to issue Two Million (2,000,000) shares of the common stock (“Common Shares”) of the Company (the “Initial Securities”) and Three Hundred Thousand United States Dollars (U.S.$300,000) in cash.  The Initial Securities shall be delivered on the Initial Closing Date and held in escrow (“Escrow”) pursuant to the escrow agreement in the form as agreed to by the parties, and twenty-five percent (25%) of the Initial Securities will be delivered to Gunpoint (or as Gunpoint may direct pursuant to the Option Agreement) at the conclusion of each six-month period following the Effective Date, as set forth on the following schedule.

Vesting Date (Date Initial Securities are released from Escrow)	Initial Securities
6 months from Effective Date	500,000 shares
12 months from Effective Date	500,000 shares
18 months from Effective Date	500,000 shares
24 months from Effective Date (Final Vesting Date)	500,000 shares
Total	2,000,000 shares

The U.S.$300,000 cash payment is due to Gunpoint as follows: (a) U.S.$100,000 at the Initial Closing Date and (b) the remaining U.S.$200,000 at the earlier of (i) two business days following the Company completing a financing for at least $2 million in gross aggregate proceeds or (ii) 180 days following the Initial Closing Date.

At any point within the Option Period, the Company may exercise its option to purchase the Project by providing Gunpoint Exploration Ltd. written notification thereof (the “Notification Date”).  Within ninety (90) days of the Notification Date, Timberline will be required to pay Gunpoint Exploration Ltd. U.S.$10 million in cash (the “Option Payment”).  Upon the date (the “Closing Date”) in which Gunpoint receives the Option Payment, Timberline will have earned a 100% interest in the Project.

For a period of five (5) years following the Closing Date (“Contingent Payment Period”), should the daily price of gold (as determined by the London PM Fix) be fixed at or above U.S.$1,600 on any single day during the Contingent Payment Period (the “Initial Threshold Event”) and at any time after the Initial Threshold Event during the Contingent Payment Period the daily price of gold (as determined by the London PM Fix) averages U.S.$1,600 per ounce or greater for a period of ninety (90) consecutive trading days (the “Trigger Event”), the Company shall be required to pay or cause to be paid to Gunpoint (or as Gunpoint may direct) an additional payment of U.S.$10,000,000 (the “Contingent Payment”) within ninety (90) days of the date that the Trigger Event is deemed to have occurred.  The Contingent Payment shall consist of U.S.$5,000,000 in cash, and the remainder shall be paid either in cash in United States dollars or in shares of common stock of the Company or a combination thereof, such allocation to be determined at the Company’s sole discretion at the time of the Contingent Payment.

Following exercise of the Option by the Company, effective as of the Closing Date, Gunpoint reserves a net smelter returns royalty in all minerals mined and removed from the Project, in the amount of one percent (1%) calculated as more fully described in the Agreement. The royalty shall be owned by and payable to Gunpoint (or to such other of the sellers as may be directed).  The Company may purchase the royalty from Gunpoint or its successors or assigns at any time by paying U.S.$3,000,000 to Gunpoint (or as Gunpoint may direct)

The above  is a  summary of  the material  terms of  the Option Agreement and  is  qualified  in  its entirety  by  the Option Agreement, which  is  attached hereto  as  Exhibit 10.1  and  incorporated  herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As set forth in 1.01 above, pursuant to the terms and conditions of the Option Agreement, the Company issued an aggregate of 2,000,000 Common Shares as part of the consideration paid to Gunpoint in exchange for the Option.  The Company offered and sold the Common Shares  in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis of representations of eligibility and suitability made to the Company by Gunpoint in the Option Agreement.

Item 7.01 Regulation FD Disclosure
On March 17, 2015, the Registrant issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1entitled “Timberline Acquires Option for 100% of Talapoosa Project in Nevada with Over One-Million ounce Gold Resource”.  A copy of the press release is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits

Exhibit	Description

10.1	Option Agreement

99.1*	Press Release, dated March 17, 2015 *The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: March 17, 2015	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Option Agreement

99.1*	Press Release, dated March 17, 2015 *The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.